UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 7, 2025

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Ct
Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

PIPE Financing

On August 7, 2025, Verb Technology Company, Inc. (the “Company”) completed its previously announced transactions involving the entry into a subscription agreement (the “Subscription Agreement”) with certain institutional investors (the “PIPE Subscribers”) for the issuance of 57,425,254 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $9.51, and 1,276,863 pre-funded warrants to purchase shares of Common Stock at a purchase price per warrant of $9.5099 (“Pre-Funded Warrants”, together with the Common Stock, the “Acquired Securities”), and gross proceeds of approximately $558 million (the “PIPE Financing”). The Acquired Securities were issued in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The net proceeds from the PIPE Financing are intended to be used by the Company to purchase Toncoin (“Toncoin”), the native cryptocurrency of The Open Network (“TON”) blockchain, and for working capital and general corporate purposes.

Approximately one-third of the PIPE Subscribers have agreed to lock-up restrictions with the Company (the “Lock-Up Investors”) whereby they will not sell or transfer the Acquired Securities for six months, with respect to all of the Acquired Securities held by such PIPE Subscribers, or for 12 months, with respect to 50% of the Acquired Securities held by each such PIPE Subscriber, in each case measured from the date of execution of the Subscription Agreement, subject to customary exceptions (the “Lock-Up Restrictions”). Pursuant to the previously disclosed purchase agreement, the Lock-Up Investors that contributed Toncoin not eligible for trading or transfer (the “Locked Toncoin”) are also subject to Lock-Up Restrictions with respect to the Acquired Securities issued as consideration for the Locked Toncoin for the same duration as the Locked Toncoin are not eligible for trading or transfer, which may exceed 12 months.

Advisory Services Agreement

On August 7, 2025, the Company entered into an advisory services agreement (the “Advisory Services Agreement”) with Kingsway Capital Partners Limited (“Kingsway”), which is controlled by Manuel Stotz, the Company’s newly appointed Executive Chairman of the Board of Directors (the “Board”) (as disclosed below in Item 5.02 of this Current Report on Form 8-K (the “Current Report”)). Pursuant to the Advisory Services Agreement, Kingsway will provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the Company’s new TON treasury strategy. In consideration for these services, the Company will pay to Kingsway, payable in Toncoin or cash (upon mutual agreement of Kingsway and the Company), (i) a one-time set-up fee having a notional value of $3.0 million within five business days of the date of execution of the Advisory Services Agreement and (ii) an annual advisory fee equal to 2.0% of the Company’s market capitalization (calculated based upon the Company’s equity ownership on a fully diluted, as converted basis), payable in arrears, in 12 monthly installments with such market capitalization calculated as of the last day of each calendar month; however, if the advisory fee is paid in Toncoin, the amount of Toncoin due will be determined using the weighted-average TON execution price as of the last day of each calendar month. The Company will also reimburse Kingsway for such reasonable fees and expenses incurred in connection with the services rendered under the Advisory Services Agreement. The Advisory Services Agreement has a 20-year term and successive one-year renewal periods upon the mutual agreement of Kingsway and the Company, unless earlier terminated.

The foregoing description of the Advisory Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Advisory Services Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in response to Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Director Resignations

Effective as of August 7, 2025 (the “Effective Date”), Messrs. Kenneth S. Cragun, James P. Geiskopf, and Edmund C. Moy resigned from the Board and, to the extent applicable, all committees thereof (collectively, the “Resignations”). The Resignations were not related to any disagreement with the Company. At the time of the Resignations: Mr. Cragun served on the Audit Committee (“Audit Committee”) of the Board (Chair), the Risk and Disclosure Committee (the “Risk Committee”) of the Board (Chair), the Governance and Nominating Committee (the “Governance and Nominating Committee”) of the Board and the Compensation Committee (the “Compensation Committee”) of the Board; Mr. Geiskopf served on the Compensation Committee (Chair), the Audit Committee, the Governance and Nominating Committee and the Risk Committee; and Mr. Moy served on the Governance and Nominating Committee (Chair), the Audit Committee, the Compensation Committee and the Risk Committee.

Director Appointments

Immediately following the Resignations, also on August 7, 2025, the then-current Board elected each of Nicolas Cary (independent), Evan Sohn (independent) and Manuel Stotz (Executive Chairman) as directors of the Company (the “New Directors”, together with the Board, the “Post-Resignations Board”) to fill the newly created vacancies on the Board. Immediately upon filling the vacancies, the Post-Resignations Board determined it to be in the best interests of the Company to (i) increase the size of the Post-Resignations Board from four members to five members and (ii) to appoint Tucker Highfield (independent) as a director (the Post-Resignations Board, following Mr. Highfield’s appointment, the “New Board”). Messrs. Highfield and Cary were each appointed to serve on the Governance and Nominating Committee of the New Board, Messrs. Cary, Sohn and Highfield were each appointed to serve on the Audit Committee of the New Board and Messrs. Sohn and Cary were each appointed to serve on the Compensation Committee of the New Board (the “New Board Compensation Committee”). In recognition of their service on the New Board, the New Board Compensation Committee approved the following compensation arrangements: Messrs. Cary, Sohn, and Highfield will receive a $187,500 cash retainer and received a $292,500 annual equity award in the form of restricted stock units (“RSUs”); a $150,000 cash retainer and $240,000 annual equity award in the form of RSUs; and a $150,000 cash retainer and $240,000 annual equity award in the form of RSUs, respectively.

Mr. Stotz is currently the Chief Executive Officer of Kingsway. In addition to the Advisory Services Agreement disclosed in Item 1.01 of this Current Report, Kingsway participated in the PIPE Financing, pursuant to which it purchased approximately $118 million in Common Stock. The information contained in response to Item 1.01 above is incorporated herein by reference.

Resignation of Mr. Cutaia and Mr. Rivard as Chief Executive Officer and Chief Financial Officer

In connection with the Officer Appointments (as defined below), Rory Cutaia and Bill Rivard stepped down as the President, Chief Executive Officer and Interim Chief Financial Officer of the Company, respectively. Each of Mr. Cutaia’s and Mr. Rivard’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Cutaia will remain a director and an employee of the Company serving as the head of the Company’s existing social commerce technology and video marketing operations. Mr. Rivard will remain an employee of the Company.

Appointment of Chief Executive Officer

Veronika Kapustina was appointed by the New Board as the Chief Executive Officer of the Company on August 7, 2025 (the “CEO Appointment”). Ms. Kapustina, age 39, is the Founder and Advisor of Houghton Street Ventures LLP, an early-stage investment firm launched in partnership with the London School of Economics & Political Science, where she led the firm’s creation, team recruitment, and initial fund launch. She has also served as an Advisor to the TON Foundation, from January to July 2025, providing strategic guidance on organizational restructuring, operational efficiency, and ecosystem stakeholder management. Previously, Ms. Kapustina was a Technology Investment Banker at Morgan Stanley from 2010 to 2017, in both the UK and U.S., where she executed over 40 transactions totaling $37 billion in value, including high-profile equity and debt raises and M&A transactions for leading technology companies. She has held directorships at several private companies, including VK Strategies Ltd and Reframe Venture Ltd (VentureESG), and served as a board member of ClearAccessIP LLC. Ms. Kapustina holds a BSc in Economics from the London School of Economics & Political Science. She is licensed with the UK Financial Conduct Authority (CF4 and CF30).

In connection with the CEO Appointment, the Company entered into an employment agreement with Ms. Kapustina effective as of the Effective Date (the “CEO Employment Agreement”). Ms. Kapustina’s minimum annual base salary will be $850,000. Within 90 days from the Effective Date, Ms. Kapustina will receive two grants, an Initial Equity Award and a Secondary Equity Award (each, as defined in the CEO Employment Agreement). Each of the Initial Equity Award and the Secondary Equity Award will be comprised of time-based restricted stock units under the Company’s 2019 Stock and Incentive Compensation Plan, as amended (the “Plan”), in an amount equal to 1% of Common Stock on a fully diluted basis as of the Effective Date, subject to approval by the New Board (or the New Board Compensation Committee), with (i) 25% of the Initial Equity Award vesting on the one-year anniversary of the Effective Date and one thirty-sixth of the remaining Initial Equity Award vesting on each monthly anniversary thereafter and (ii) the Secondary Equity Award vesting on a quarterly basis over forty-eight (48) months beginning on the Effective Date, with a quarterly tranche performance-vest as to one-sixteenth (1/16) of the overall Secondary Equity Award, with threshold performance measured at 1.4x a multiple of market capitalization of the Company over net asset value and maximum performance at 1.8x a multiple of market capitalization of the Company over net asset value, with straight-line interpolation between threshold and maximum performance levels (0%-100% of the applicable quarterly tranche), in each case subject to Ms. Kapustina’s continued employment with the Company through each such date. In addition, Ms. Kapustina will also be eligible to receive an annual performance award (the “CEO Annual Bonus”) pursuant to the Plan with an annual target of 100% of her annual base salary, with achievement to be based on specific performance objectives determined by the New Board, in the form of a cash payment no later than March 15th of the calendar year that immediately follows the calendar year to which the CEO Annual Bonus relates.

There are no arrangements or understandings between Ms. Kapustina and any other person pursuant to which she was appointed to serve as Chief Executive Officer of the Company. There are no family relationships between Ms. Kapustina and any director or executive officer of the Company, and Ms. Kapustina does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer and Chief Operating Officer

Sarah Olsen was appointed by the New Board as the Chief Financial Officer and Chief Operating Officer of the Company on August 7, 2025 (the “CFO and COO Appointment”, together with the CEO Appointment, the “Officer Appointments”). Ms. Olsen, age 39, most recently served as Co-founder and Managing Partner of Europa Digital Assets Limited, where she led the firm’s alternative investment strategies focused on market-neutral, relative value, and derivative strategies across global cryptocurrency markets from 2022 to 2025. Prior to this, Ms. Olsen was the Global Head of Corporate Development for Onyx by J.P. Morgan, J.P. Morgan’s digital asset group, from 2020 to 2022, where she was responsible for strategic investments, partnerships, and product development in the blockchain and Web3 sectors. Ms. Olsen holds a Bachelor of Arts degree in Philosophy from Georgetown University. She has served as a director for several entities, including Europa Digital Assets Limited, Europa Opportunistic Master Fund, and Europa Opportunistic Offshore Fund.

In connection with the CFO and COO Appointment, the Company entered into an employment agreement with Ms. Olsen effective as of the Effective Date (the “CFO and COO Employment Agreement”). Ms. Olsen’s minimum annual base salary will be $850,000. Within 90 days from the Effective Date, Ms. Olsen will receive two grants, an Initial Equity Award and a Secondary Equity Award (each, as defined in the CFO and COO Employment Agreement). Each of the Initial Equity Award and the Secondary Equity Award will be comprised of time-based restricted stock units under the Plan in an amount equal to 1% of Common Stock on a fully diluted basis as of the Effective Date, subject to approval by the New Board (or the New Board Compensation Committee), with (i) 25% of the Initial Equity Award vesting on the one-year anniversary of the Effective Date and one thirty-sixth of the remaining Initial Equity Award vesting on each monthly anniversary thereafter, and (ii) the Secondary Equity Award vesting on a quarterly basis over forty-eight (48) months beginning on the Effective Date, with a quarterly tranche performance-vest as to one-sixteenth (1/16) of the overall Secondary Equity Award, with threshold performance measured at 1.4x a multiple of market capitalization of the Company over net asset value and maximum performance at 1.8x a multiple of market capitalization of the Company over net asset value, with straight-line interpolation between threshold and maximum performance levels (0%-100% of the applicable quarterly tranche), in each case subject to Ms. Olsen’s continued employment with the Company through each such date. In addition, Ms. Olsen will be eligible to receive an annual performance award (the “CFO and COO Annual Bonus”) pursuant to the Plan with an annual target of 100% of her annual base salary, with achievement to be based on specific performance objectives determined by the New Board, in the form of a cash payment no later than March 15th of the calendar year that immediately follows the calendar year to which the CFO and COO Annual Bonus relates. Lastly, Ms. Olsen will be eligible to receive a one-time bonus with a total value of $1,500,000. This bonus was granted 50% in RSUs (i.e., $750,000 worth of RSUs) of the Company under the Plan and the remaining 50% (less certain amounts) will be delivered as cash. The cash portion of the bonus will be paid to Ms. Olsen within 30 days of the Effective Date, subject to her continued employment with the Company through the date of payment. The equity portion of the bonus will vest on the six month anniversary of the Effective Date following the successful and timely filing of the Company’s first quarterly report on Form 10-Q following the Effective Date.

There are no arrangements or understandings between Ms. Olsen and any other person pursuant to which she was appointed to serve as Chief Financial Officer and Chief Operating Officer of the Company. There are no family relationships between Ms. Olsen and any director or executive officer of the Company, and Ms. Olsen does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment, each newly appointed director of the New Board and executive officer will enter into an indemnification agreement with the Company in a similar form as the Company has entered into with its other directors and executive officers (the “Indemnification Agreements”).

Each of the foregoing descriptions of the CEO Employment Agreement, the CFO and COO Employment Agreement and the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the respective terms and conditions of each agreement, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item. 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2025, the Company filed certificates of withdrawal relating to the Company’s Series A Convertible Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with the Nevada Secretary of State withdrawing from its Articles of Incorporation all matters set forth in the Certificate of Designation of Series A Convertible Preferred Stock, the Certificate of Designation of Series B Preferred Stock, the Certificate of Designation of Series C Preferred Stock and Certificate of Designation of Series D Preferred Stock, respectively (the “Certificates of Withdrawal”). Copies of the Certificates of Withdrawal are listed as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD.

On August 8, 2025, the Company issued a press release announcing the closing of the PIPE Financing. A copy of the press release is attached as Exhibit 99.1 hereto.

Total Shares Outstanding

As of the date hereof, the Company has 60,538,922 total shares outstanding.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Disclosure Channels to Disseminate Information

Company investors and others should note that the Company announces material information to the public about the Company, its strategy and other items through a variety of means, including on the Company website (https://www.verb.tech.com/), its investor relations website (https//ir.verb.tech), its email alerts subscription website (https://ir.verb.tech/news-events/email-alerts), its filings with the SEC, press releases, public conference calls, webcasts, site tours and its various social media accounts in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information. PLEASE NOTE THAT, FOLLOWING THE CLOSING OF THE PIPE FINANCING, THE COMPANY HAS UPDATED ITS SOCIAL MEDIA ACCOUNTS.

Following the closing of the PIPE Financing, the Company intends to post information about the Company (which may or may not be material) via the following social media accounts: the Company’s new Telegram handle (@tonstrat) and its new X.com handle (@tonstrat). The Company also expects Mr. Stotz to post information about the Company (which may or may not be material) through his social media accounts, including his X.com handle (@ManuelStotz). The social media channels used by the Company and Mr. Stotz may be updated by the Company and Mr. Stotz, respectively, from time to time.

Although the Company does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, the Company is notifying investors, the media and other interested parties that it intends to use the aforementioned social media accounts, together with its investor relations website, traditional press releases, and filings with the Commission, to publish important information about the Company, including information that may be deemed material to investors. The Company encourages investors, the media and other interested parties to review the information it posts on its aforementioned investor relations website and social media channels, in addition to information announced by the Company through our filings with the SEC, press releases, webcasts and other presentations.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s Toncoin holdings, the implementation of its TON treasury strategy, the anticipated rebranding of the Company, the future of the Company’s ongoing business operations, and other initiatives. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its business plan, including the implementation of the TON treasury strategy and achieve the intended benefits thereof; the Company’s failure to manage growth effectively; the Company’s failure to fully realize the anticipated benefits of the PIPE Financing and use of proceeds therefrom; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation. None of this Current Report nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, Common Stock or any other securities, nor shall there be any sale of Common Stock or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock
3.2	Certificate of Withdrawal of Certificate of Designation of Series B Preferred Stock
3.3	Certificate of Withdrawal of Certificate of Designation of Series C Preferred Stock
3.4	Certificate of Withdrawal of Certificate of Designation of Series D Preferred Stock
10.1	Advisory Services Agreement, dated August 7, 2025 by and between Verb Technology Company, Inc. and Kingsway Capital Partners Limited
10.2	Employment Agreement, effective August 7, 2025, by and between the Company and Veronika Kapustina
10.3	Employment Agreement, effective August 7, 2025, by and between the Company and Sarah Olsen
10.4	Form of Indemnification Agreement
99.1	Press Release, dated August 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2025	Verb Technology Company, Inc.

	By:	/s/ Sarah Olsen
	Name:	Sarah Olsen
	Title:	Chief Financial Officer and Chief Operating Officer